Exhibit 99.1

Lawson Software to Acquire Healthvision Solutions, Inc.

Connecting disparate clinical, financial and operational systems is cornerstone of healthcare IT reform

ST. PAUL, Minn.--(BUSINESS WIRE)--January 7, 2010--Lawson Software (Nasdaq: LWSN) today announced that it has agreed to acquire Healthvision Solutions, Inc. (“Healthvision”), through the acquisition of privately held Quovadx Holdings, Inc. (“Quovadx”), its parent holding company. Healthvision is a Dallas-based company providing integration and application technology and related services to hospitals and large healthcare organizations. The all-cash transaction of $160 million is subject to regulatory approvals and expected to close in January 2010.

Healthvision’s market-leading Cloverleaf integration technology connects the disparate software applications and technologies used throughout healthcare organizations, enabling data to flow smoothly to healthcare professionals wherever they are and whenever they need it. Without Healthvision solutions, most healthcare providers struggle with cumbersome, manual and time-intensive IT environments, adding to the cost of healthcare and affecting the quality of patient care. The use of Healthvision solutions helps transform what is typically a multitude of complex interfaces into an automated and efficient environment.

Combined with Lawson’s leading position in providing enterprise software to healthcare organizations, the acquisition of Healthvision will enable Lawson to connect multiple source systems and provide healthcare providers with quick access to clinical, financial and operational information reliably and securely, regardless of the source system. With this expanded ability, Lawson can help hospitals and healthcare organizations protect their existing technology investments, while adapting to future compliance and interoperability requirements driven by healthcare IT reform.

“Reducing healthcare costs is a priority for everyone,” said Harry Debes, Lawson president and chief executive officer. “Healthvision’s solutions address that challenge by giving our healthcare customers access to financial, operational and clinical information across their enterprise. When their systems are connected and data can flow between systems, substantial benefits result. Clinicians can better coordinate patient care, operational processes become more efficient, and revenue activities are processed smoothly and at a lower cost.”

Headquartered in Dallas, Healthvision began in 1989 and today has nearly 300 employees located in the United States, Canada, the United Kingdom and China. Its Cloverleaf product is a recognized leader and used by 33 percent of North American hospitals and 40 percent of large integrated delivery networks. Healthvision has 800 customers, including 200 joint customers with Lawson, and its products are used in more than 3,000 healthcare facilities around the world.

Healthvision has three product lines. Healthcare organizations use Healthvision’s Cloverleaf integration technology to connect their software applications within a hospital. Healthvision’s Health Information Exchange (HIE) platform links an entire healthcare network consisting of hospitals, clinics, laboratories, pharmacies and other stakeholders like payers, partners and vendors. This is an emerging growth market, with U.S. government stimulus funds promoting the creation of HIEs. Healthvision also targets the Canadian healthcare market with its MediSuite products, an integrated suite of provider applications for laboratories, electronic health records, patient management, clinical department systems and public health and community care.

“With Healthvision, we see an opportunity for growth with the system integration technology used within hospitals and used to build HIEs,” said Jim Catalino, Lawson senior vice president and general manager of Lawson Healthcare. “Most healthcare organizations have added or acquired multiple IT systems throughout their lives and want to get the most out of these assets. Taking on this integration task themselves requires building, monitoring and maintaining their own interfaces. That’s expensive, time-consuming and difficult and results in large organizations maintaining thousands of interfaces. Smaller healthcare organizations usually don’t have the money or IT resources to even do this task so their systems can’t talk to one another. Big or small, these IT costs and disparate systems add to the big issues healthcare faces in terms of efficiency, affordability and patient care. Healthvision eliminates the need for homegrown interfaces and the cost of those interfaces and allows healthcare CIOs to allocate IT resources to more strategic needs.”

“Healthvision customers get the strength, commitment and leadership of Lawson not only to the healthcare industry but also to the entire suite of Healthvision products,” said Carolyn Jolley, Healthvision senior vice president of client services. “Lawson customers can now address their integration challenges, and on the strategic level, this acquisition also gives Lawson and Healthvision’s customers the solid system integration and application foundation to create the exchange of healthcare information demanded by both U.S. healthcare reform and the Canadian government.”

In the first 12 months after closing, Healthvision is expected to add $60 million to $70 million in revenues and $0.06 to $0.07 of net earnings per diluted share before amortization of acquired intangibles, purchase accounting impact on revenues, integration and transaction costs. Subject to final determination after the close of the transaction, these costs are estimated to be $16 million to $22 million in the first year. Approximately 60 percent of Healthvision’s annual revenues are maintenance or subscription fees.

More information is available at www.lawson.com/acquisition.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in equipment service management & rental, fashion, food, general manufacturing & distribution, healthcare, public sector (United States), general service industries, and strategic human capital management across 40 countries. Lawson’s solutions include Enterprise Performance Management, Human Capital Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; the impact of foreign currency exchange rate fluctuations; continuation of the global recession and credit crisis; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

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